Micron Solutions, Inc. Announces Intention to Voluntarily Delist and Deregister its Common Stock; Financial Results for Fiscal 2019

April 8, 2020

25 Sawyer Passway ● Fitchburg, Massachusetts 01420

FOR IMMEDIATE RELEASE

Micron Solutions, Inc. Announces

Voluntary Deregistration of its Common Stock

FITCHBURG, MA, April 8, 2020 – Micron Solutions, Inc. (OTCQB: MICR) (the “Company”), a diversified contract manufacturing organization, through its wholly-owned subsidiary, Micron Products, Inc., producing highly-engineered, innovative components requiring precision machining and injection molding, announced today the filing of its Form 15 certifying that it has less than 300 stockholders of record and deregistering its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and suspending its reporting obligations under Section 15(d) of the Exchange Act. The Company had previously filed its Form 25 relating to the delisting of its Common Stock on March 26, 2020, with its delisting becoming effective on April 6, 2020 and the Company’s Common Stock is now quoted on the OTCQB under the symbol “MICR”.

As previously disclosed, the Company intends to continue to provide periodic financial information, including continuing to engage an independent public accounting firm to perform an annual audit of the Company’s financial statements under the OTC Market’s alternative reporting standard.

About Micron Solutions, Inc.

Micron Solutions, Inc., through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device components requiring precision machining and injection molding.  The Company also contract manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications.  In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors.  The Company’s strategy for growth is to build a best-in-class contract manufacturer with a specialized focus on plastic injection molding and highly-engineered medical devices and components requiring precision machining.

The Company routinely posts news and other important information on its websites:

http://www.micronsolutionsinc.com and http://www.micronproducts.com

Safe Harbor Statement

Forward-looking statements made herein are based on current expectations of Micron Solutions, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to obtain and retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements;  the level of and ability to generate sales of higher margin products and services; our ability to manage our level of debt and provisions in the debt agreements which could make the Company sensitive to the effects of economic downturns and limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; the impact of the Company’s financial results due to economic uncertainty and disruption including, but not limited to, recent events concerning COVID-19; reliance on revenues from exports and impact on financial results due to economic uncertainty or downturns in foreign markets; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variations in the mix of products sold; continued availability of supplies or materials used in manufacturing at competitive prices; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources.  More information about the Company's financial results is included in the Company's most recent Annual Report on Form 10-K.

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Micron Solutions, Inc. Announces Intention to Voluntarily Delist and Deregister its Common Stock; Financial Results for Fiscal 2019

April 8, 2020

For more information, contact:
Mr. Wayne Coll
Chief Financial Officer
978.345.5000

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